Exhibit 10.62
     *** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
LICENSE AND SETTLEMENT AGREEMENT
     THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of November 26, 2008 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with offices located at 7720 North Dobson Road, Scottsdale, Arizona 85256 on behalf of itself and its Affiliates (collectively, “Medicis”), and Impax Laboratories, Inc., a Delaware corporation with offices located at 30831 Huntwood Avenue, Hayward, California 94544 on behalf of itself and its Affiliates (collectively, “Impax”).
     WHEREAS, Medicis is the owner of the Patent Rights (as defined below);
     WHEREAS, Medicis and Impax have entered into that certain Joint Development Agreement of even date herewith (the “Joint Development Agreement”) pursuant to which Impax is conducting research and development for a derivative of Medicis’ product marketed and sold under the trademark Solodyn®; and
     WHEREAS, in partial consideration for Impax’s efforts under the Joint Development Agreement, Impax desires to receive a license under the Patent Rights and Medicis desires to grant to Impax a license under the Patent Rights, all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.
          1.2 “AG Term” shall have the meaning set forth in Section 2.2.2.
          1.3 “AG Trigger” means ***.
          1.4 “ANDA” means an Abbreviated New Drug Application and any supplements thereto.
          1.5 “Business Day” means any day other than a Saturday, Sunday or a day on which banks in Arizona are authorized or required by law to close.

          1.6 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to the Confidentiality Agreement, this Agreement, the Joint Development Agreement or the Distribution Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information, customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, the recipient can establish by written documentation: (a) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient without the use of the information disclosed by the disclosing party.
          1.7 “Confidentiality Agreement” means ***
          1.8 “Control” means with respect to any material, information, or intellectual property right, that a party (a) owns such material, information, or intellectual property right, or (b) has a license or right to use such material, information, or intellectual property right, in each case with the ability to grant to the other party access, a right to use, a license, or a sublicense (as applicable) to such material, information, or intellectual property right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party.
          1.9 “Cost of Sales” means, on a per Existing Product or per Generic Subsequent Product basis and for a given calendar quarter, the sum of the Manufacturing Costs and Distribution and Sales Costs for such Existing Product or Generic Subsequent Product sold during such calendar quarter.
          1.10 “Distribution Agreement” shall have the meaning set forth in Section 2.2.1.
          1.11 “Distribution and Sales Costs” means, on a per Existing Product or per Generic Subsequent Product basis and for a given calendar quarter, (a) an amount equal to *** and (b) an amount equal ***; provided, however, that any of the foregoing costs that are included within the definition of “Distribution and Sales Costs” may not be deducted again when calculating Net Sales.
          1.12 “Existing Product” means any product (a) that is a Generic Equivalent of the Solodyn Products, (b) that is sold pursuant to ANDA #90-024 under Impax’s control, and (c) the making, using, selling or importation is covered by one or more Valid Claims.

          1.13 “FDA” means the United States Food and Drug Administration or any successor entity thereto.
          1.14 “Generic Equivalent” means ***.
          1.15 “Generic Subsequent Product” means the Medicis-authorized generically labeled version of the Subsequent Product.
          1.16 “Grantback Patents” means (a) ***, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.
          1.17 “Gross Profit” means, with respect to all Existing Products or all Generic Subsequent Products in a calendar quarter, the remainder, if any, that results from Net Sales of Existing Products or Generic Subsequent Products, as applicable, in the Territory minus the Cost of Sales of Existing Products or Generic Subsequent Products, as applicable. With respect to a product, to the extent such remainder is a negative number, such loss shall not be due and owing by Medicis, but Impax shall have the right to offset such loss against any positive remainder for such product only in the immediately succeeding calendar quarter.
          1.18 “License Trigger” means the first to occur of any of the following:
               1.18.1 ***; or
               1.18.2 ***; or
               1.18.3 ***; or
               1.18.4 the third (3rd) anniversary of the Effective Date.
***
          1.19 “Manufacturing Costs” means (each of the following to be determined in accordance with GAAP applied in a manner consistent with past practices of Impax) (a) the delivered cost to Impax of a Existing Product or Generic Subsequent Product for use or sale in the Territory if a Third Party (or Medicis) is the manufacturer of such Existing Product or Generic Subsequent Product provided that such Existing Product or Generic Subsequent Product is provided pursuant to an arms-length and commercially reasonable agreement, or (b) where Impax is itself the manufacturer, the sum of Materials Costs, labor costs, Overhead and Freight And Taxes incurred by Impax to produce such Existing Product for use or sale in the Territory, including the costs of rejected or failed batches of such Existing Product. As used herein, “Materials Cost” means Impax’s procurement costs for (i) raw materials (both active and inactive ingredients), and (ii) packaging, labeling and storing materials, incurred in connection with the manufacture, testing, labeling, purchasing and distribution of such Existing Product; “Overhead” means all indirect costs of manufacturing such Existing Product including, without limitation, insurance, inspection, testing, quality control and quality assurance, depreciation, maintenance and repair costs, all as determined in accordance with the U.S. GAAP, and “Freight And Taxes” means all insurance, freight and shipping charges, import taxes and duties and similar taxes and duties levied by the United States or other government entity with jurisdiction, and port and loading charges, all to the extent not already deducted under Distribution and Sales Costs.
          1.20 “Net Sales” means, with respect to a given Existing Product or Generic Subsequent Product, the aggregate gross price of such Existing Products or Generic Subsequent Products received by Impax or its sublicensees from unaffiliated retailers, distributors or other customers, less the sum of the following items, all of which must directly relate to the sale and distribution of such Existing Products or Generic Subsequent Products and be determined in accordance with GAAP applied in a manner consistent with past practices of Impax: (a) returns, credits, rebates, discounts, allowances, promotional payments, free goods, chargebacks and other price reduction programs customary to the trade or required by law, (b) sales, valued-added and other taxes, (c) ***, (d) customs duties, surcharges and other governmental charges, (e) ***, and (f) ***. Sales between or among Impax and its Affiliates shall not be included in Net Sales unless Impax or its Affiliates are the end user of the Existing Products or Generic Subsequent Products.
          1.21 “Patent Rights” means (a) the patents and patent applications listed on Exhibit A to this Agreement, (b) ***; (c) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clauses (a) and (b) above or the patent applications that resulted in the patents described in clauses (a) and (b) above, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.
          1.22 “Product” means any product for which the making, using, selling or importation is covered by one or more claims of the Patent Rights.
          1.23 “Solodyn Products” means the Solodyn products listed on Exhibit B, as such products are marketed and sold by Medicis as of the Effective Date in the Territory.
          1.24 “Solodyn Product Patents” means (a) all patents and patent applications in the Territory Controlled by Impax as of the Effective Date that claim or cover a Solodyn Product or the manufacture or use of a Solodyn Product, (b) all divisions, continuations and continuations-in-part (solely to the extent directed to subject matter disclosed in a patent or patent application described in clause (a) above) that (i) claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above and (ii) claim or cover a Solodyn Product or the manufacture or use of a Solodyn Product, and (c) all patents that issue after the Effective Date from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto, ***.
          1.25 “Subsequent Product” means ***.

          1.26 “Territory” means the United States of America including its territories and possessions.
          1.27 “Third Party” means any person or entity other than Medicis or Impax.
          1.28 “Trade” shall have the meaning set forth in Section 2.2.1.
          1.29 “Valid Claim” means ***.
     2. LICENSES; RELEASES.
          2.1 License Grant for Existing Product.
               2.1.1 Effective only upon the occurrence of the License Trigger, Medicis hereby grants to Impax a non-exclusive, non-transferable (except as permitted in Section 8.6) license (without the right to grant sublicenses except to have made Existing Products on behalf of Impax) under the Patent Rights to make, have made, use, offer for sale, sell and import inside the Territory Existing Products.
               2.1.2 Until the occurrence of the License Trigger, Impax shall not, and shall not directly or indirectly encourage or assist any Third Party to, develop and/or commercialize any Existing Products in the Territory; provided, however, that Impax shall not be subject to the foregoing restriction at any time when there is no Valid Claim in the Territory claiming the Existing Product or its manufacture or use.
               2.1.3 Nothing in this Agreement shall be construed as creating an obligation, express or implied, on Medicis to supply any Existing Product to Impax. Impax shall be solely responsible for manufacturing, or having manufactured, its supply of Existing Product.
               2.1.4 ***.
               2.1.5 Each party shall promptly notify the other in writing of the occurrence of the License Trigger. In addition, Medicis shall keep Impax apprised of the status of material developments that affect when the License Trigger occurs, that Impax would not otherwise be aware of ***. Impax shall notify Medicis in writing at least five (5) days before Impax initiates commercialization of the Existing Product if the date of such initiation is anticipated to be before the License Trigger.
          2.2 Subsequent Products; Distribution Agreement.
               2.2.1 With respect to the Subsequent Product, and effective only upon the occurrence of the AG Trigger, Medicis hereby appoints Impax as its exclusive distributor of the Generic Subsequent Product in the Territory and authorizes Impax, under the Patent Rights, to market the Generic Subsequent Product solely to wholesalers, distributors, retailers, mail order, managed care, and group purchasing organizations (collectively, the “Trade”) in the Territory, pursuant to a separate distribution and supply agreement (the “Distribution Agreement”) to be entered into between Impax and Medicis.

               2.2.2 Commencing on the Effective Date, the parties shall negotiate in good faith the terms of and enter into the Distribution Agreement, which will contain the following provisions:
•	Unless earlier terminated for cause or by Impax for convenience, the term of any such appointment of Impax as the exclusive distributor of the Generic Subsequent Product shall extend from the AG Trigger and remain in effect until *** (the “AG Term”).

•	Medicis will supply (either itself or through its Third Party manufacturer) Impax its requirements in the Territory for the Generic Subsequent Product in finished form; on such forecasting, invoicing, shipment, delivery, inspection and payment terms as are agreed upon by the parties and set forth in the Distribution Agreement; including, without limitation ***;

•	Medicis will manufacture the Generic Subsequent Product in accordance with cGMPs and the specifications, at a transfer price equal to ***;

•	In exchange for such appointment, Impax agrees that during the term of the Distribution Agreement, and in the case of termination of the Distribution Agreement for any reason for a period of *** after such termination, not to market or launch a Generic Equivalent of the Subsequent Product in the Territory, or sell to any Third Party any Generic Subsequent Product if it has reason to believe that such person intends to sell such product inside the Territory; the Distribution Agreement will not include any other limitations on development, submission of regulatory filings or commercialization by Impax;

•	Impax shall pay to Medicis *** of all Gross Profit resulting from sales of the Generic Subsequent Product, on a quarterly basis, on such terms as are agreed by the parties;

•	To the extent that Medicis is required to pay a royalty or other payment to a Third Party with respect to a license to such Third Party’s intellectual property to distribute the Generic Subsequent Product in the Territory, the parties will deduct such payment from the calculation of Gross Profit ***;

•	Medicis and Impax will each indemnify the other for third party claims arising from their actions under the Distribution Agreement and breaches of representations and warranties; and

•	such other terms as the parties may agree and as are commercially reasonable and usual and customary for agreements of such type.
               2.2.3 If the parties do not agree upon the terms of the Distribution Agreement within sixty (60) days of the Effective Date, then either party may, by written notification to the other party, submit the matter to binding “baseball” arbitration to determine the terms of the Distribution Agreement as follows. Promptly following receipt of such notice, the parties shall meet and discuss in good faith and agree on an arbitrator to resolve the issue, which arbitrator shall be neutral and independent of both parties, shall have significant experience and expertise in distribution and supply agreements in the generic pharmaceutical industry, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the parties cannot agree on such arbitrator within thirty (30) days of request by a party for arbitration, then such arbitrator shall be appointed by the American Arbitration Association, which arbitrator must meet the foregoing criteria. Within fifteen (15) days after an arbitrator is selected (or appointed, as the case may be), each party will deliver to both the arbitrator and the other party a detailed written proposal setting forth its proposed terms for the Distribution Agreement, which terms shall not conflict with the terms set forth in Section 2.2.2 (the “Proposed Terms” of the party) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding ten (10) pages in length. The parties will also provide the arbitrator a copy of this Agreement, as may be amended at such time. Within fifteen (15) days after receipt of the other party’s Proposed Terms and Support Memorandum, each party may submit to the arbitrator (with a copy to the other party) a response to the other party’s Support Memorandum, such response not exceeding five (5) pages in length. Neither party may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 2.2.3; provided that, the arbitrator may convene a hearing if the arbitrator so chooses to ask questions of the parties and hear oral argument and discussion regarding each party’s Proposed Terms. Within sixty (60) days after the arbitrator’s appointment, the arbitrator will select one of the two Proposed Terms (without modification) provided by the parties that he or she believes is most consistent with the intention underlying and agreed principles set forth in this Agreement and most accurately reflects industry norms for a transaction of this type. The decision of the arbitrator shall be final, binding, and unappealable and the parties shall promptly enter into a Distribution Agreement having the terms set forth in the Proposed Terms selected by the arbitrator. For clarity, the arbitrator must select as the only method to determine the terms of the Distribution Agreement one of the two sets of Proposed Terms, and may not combine elements of both Proposed Terms or take any other action.
          2.3 Grantbacks.
               2.3.1 Impax hereby grants to Medicis a perpetual, royalty-free, fully-paid up, non-transferable (except as provided in Section 8.6), non-exclusive license (with the right to grant sublicenses through multiple tiers) under the Grantback Patents to make, have made, use, offer for sale, sell and import Products in the Territory.
               2.3.2 Impax hereby grants to Medicis a perpetual, royalty-free, fully-paid up, non-transferable (except as provided in Section 8.6), non-exclusive license (with the right to grant sublicenses through multiple tiers) under the Solodyn Product Patents to make, have made, use, offer for sale, sell and import Solodyn Products in the Territory.
          2.4 Validity of Patent Rights. Impax hereby admits that the following Patent Rights claims are valid and enforceable: (a) all claims that are in the patents listed on Exhibit A that issued prior to the Effective Date (not taking into account any claim amendments filed, before, on or after the Effective Date, pursuant to a reexamination or reissuance proceeding) and (b) all claims listed on Exhibit C from pending patent applications, as such claims were worded as of the Effective Date and as they may be modified during prosecution of the underlying application following the Effective Date, but only to the extent they remain substantially similar.

Impax hereby admits that the making, using, offering to sell, selling, and/or importation into the United States of Impax’s product that is to be sold pursuant to Impax’s ANDA #90-024 is covered by one or more claims of United States Patent No. 5,908,838 (not taking into account any claim amendments filed, before, on or after the Effective Date, pursuant to a reexamination or reissuance proceeding) under 35 U.S.C. § 271. The foregoing admission shall be binding on Impax and admissible against Impax in any dispute or litigation between the parties regarding the Patent Rights, and Impax will not challenge any such admission. Impax shall not receive any rights under this Agreement, and Medicis shall retain the sole right, to prepare, prosecute, maintain and enforce the Patent Rights.
          2.5 No Implied Licenses. Except as explicitly set forth in this Agreement, neither party grants to the other party under its patents or other intellectual property any license, express or implied. Impax shall not use Medicis’ name or any Medicis trademarks (including without limitation Solodyn®) in connection with the marketing, promotion or sale of any products without the prior written consent of Medicis in each instance.
          2.6 Releases. Impax has appealed the holding of the United States District Court for the Northern District of California, Civil Action No. 3:2008cv00253 to the United States Court of Appeals for the Federal Circuit, Appeal No. 2008-1373 (collectively, the “Action”), in which Impax challenges the district court’s dismissal of Impax’s declaratory judgment action regarding the invalidity and noninfringement of certain of the Patent Rights. In consideration of the mutual covenants herein and in the Joint Dismissal Agreement attached hereto as Exhibit D and incorporated herein by reference Impax hereby releases and agrees to release Medicis from all claims arising out of the Action. Upon the Effective Date, Impax and Medicis shall cause to be completed, executed and filed with the Federal Circuit a stipulated dismissal with prejudice of the Action, in the form of the Joint Dismissal Agreement attached hereto as Exhibit D, and to seek entry of such order and judgment by such Court.
     3. FINANCIAL CONSIDERATIONS.
          3.1 Profit Sharing.
               3.1.1 With respect to the Existing Products, and subject to the terms and conditions of this Agreement, commencing on the date Impax begins selling an Existing Product, within sixty (60) days following the end of each calendar quarter thereafter, Impax shall pay to Medicis *** of all Gross Profit accrued during such calendar quarter and arising from Net Sales of such Existing Products during such quarter. Medicis’ right to receive a share of the Gross Profit under this Section 3.1.1 shall expire upon ***.
               3.1.2 Impax shall not (a) have any obligation to pay any amounts pursuant to Section 3.1.1, or (b) be subject to the restrictions under Section 2.1.2, in each case if there is no Valid Claim in the Territory at the time of sale of an Existing Product; provided, however, that if there is at the time of such sale a pending patent application in the Patent Rights in the Territory with a published claim which covers such Existing Product or its manufacture or use and a patent subsequently issues in the Territory from such patent application that contains such claim or a claim that is substantially similar to such claim, then Impax shall pay Medicis within thirty (30) days of receipt from Medicis of written notice of the issuance of such patent, an amount equal to ***. If there is no Valid Claim in the Territory and a patent subsequently issues in the Territory from a patent application within the Patent Rights and there is a dispute between the parties regarding whether at least one such subsequently issued claim covers the Existing Product or its manufacture or use then upon the submission of a written request of either party to the other party, such dispute shall be resolved exclusively by binding arbitration before a single arbitrator, conducted in accordance with the rules of arbitration of the American Arbitration Association for commercial disputes (the “Rules”), except to the extent that such Rules are inconsistent with this Agreement. Each party shall select one independent, neutral representative, and shall notify the other party of its selection of such representative within ten (10) business days after the written request for binding arbitration. The two (2) representatives selected by the parties shall then mutually select, within twenty (20) business days, in accordance with the Rules, an independent, neutral arbitrator who is admitted to practice before the United States Patent and Trademark office and has at least ten (10) years of experience as a patent attorney in the biotechnology or pharmaceuticals field. The arbitrator shall resolve such dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or conflicts of laws) that would be applied by a federal court sitting in Arizona, provided that Impax shall have to demonstrate to the arbitrator by clear and convincing evidence that the Existing Product or its manufacture or use is not covered by at least one Valid Claim. The arbitrator shall use best efforts to issue a final decision within ninety (90) days after being selected. The final decision of the arbitrator shall be final and binding upon the parties, solely for purposes of determining Impax’s obligations under Section 2.1.2 and/or Impax’s obligations to pay royalties under Section 3.1.1, but such decision shall have no force or effect on any other person in accordance with 35 U.S.C. 294 or with respect to any products other than the Existing Products. If Impax breaches its obligations under this Section or Section 2.1.2, Impax hereby agrees that in any subsequent litigation between the parties Impax shall be subject to a rebuttable presumption of willful infringement. All negotiations pursuant to this Section 3.1.2 and the arbitration proceeding and decision of the arbitrator shall be confidential, treated as a compromise and settlement negotiation for purposes of applicable rules of evidence, including without limitation Rule 408 of the Federal Rules of Evidence. The parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the representative and the arbitrator. Each party shall bear its own attorneys’ and expert fees and all associated costs and expenses. ***.
               3.1.3 Each payment made under this Section 3.1 shall be accompanied by a written report stating the number and description of all Existing Products sold in the Territory during the relevant calendar quarter; a detailed breakdown of the Cost of Sales associated therewith; the gross sales associated therewith; the calculation of Net Sales thereon, including without limitation the amount of any deduction provided for in the definition of Net Sales; and the calculation of Gross Profits therefrom.
          3.2 Taxes. Impax shall be responsible for and may withhold from payments made to Medicis under this Agreement any taxes required to be withheld by Impax under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Impax shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within sixty (60) days following that tax payment.

          3.3 Audit Rights. On no less than five (5) business days notice from Medicis, Impax shall make all such records, books of account, information and data concerning (i) its sales of Existing Products pursuant to this Agreement; and (ii) its manufacture of any Existing Products, or (iii) to the extent in its possession, the manufacture of Existing Products on behalf of Impax by its Third Party contract manufacturer, in each case available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Impax for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Impax pursuant to Section 3.1; provided that Medicis may not request such inspection more than once in any calendar year unless a discrepancy has been identified by Medicis and such audit shall be limited to records, books of account, information and data pertaining to payments made pursuant to Section 3.1 during the preceding three years. Upon reasonable belief of discrepancy or dispute, Medicis’ external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit. Prior to the initiation of any audit pursuant to this Section 3.3, the external auditor shall sign a confidentiality agreement with Impax providing that, as between the external auditor and Impax, such records, books of account, information and data shall be treated as Confidential Information of Impax but may be disclosed to Medicis solely to the extent necessary to document a discrepancy in any reports delivered and amounts paid by Impax pursuant to Section 3.1. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Impax in the calculation of the share of Gross Profit paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year of five percent (5%) or greater, in which event Impax shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment. All information disclosed by Impax pursuant to this Section shall be deemed Confidential Information of Impax.
     4. TERM AND TERMINATION.
          4.1 Term. Subject to Section 4.2, this Agreement shall expire on the expiration of the later to occur of (a) the last to expire of the Patent Rights and (b) the expiration of all payment obligations of Impax to Medicis hereunder; provided, however, that if there are no Valid Claims existing in the Territory, but there are at such time pending patent applications in the Patent Rights in the Territory, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending applications. The expiration of this Agreement shall not cause the expiration of the Distribution Agreement and vice versa.
          4.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within thirty (30) days after receipt of express written notice thereof by the non-breaching party. Any termination of this Agreement by Medicis for material uncured breach by Impax shall give rise to a right of Medicis also to terminate the Distribution Agreement; however, any breach of the Distribution Agreement will not be automatically deemed a breach of this Agreement.
          4.3 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.3, 2.4, 2.6, 3.3 (until expiration of the three (3) year period set forth therein), 4.3, 5, 7 and 8 shall survive the expiration or termination of this Agreement.
     5. CONFIDENTIALITY.
          5.1 Confidentiality. Until the last to expire of this Agreement, the Joint Development Agreement or the Distribution Agreement, and for a period of five (5) years following the expiration or earlier termination hereof or thereof, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party (including all Confidential Information disclosed under the Confidentiality Agreement), and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
          5.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 5.1.
          5.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          5.4 Limitation of Disclosure. The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, or any regulations of any national securities exchange, and except as may be authorized in Section 5.5, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.
          5.5 Publicity. Neither party shall make any publicity releases, interviews or other non-confidential dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.
     6. REPRESENTATIONS AND WARRANTIES.
          6.1 Representations.
               6.1.1 Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
               6.1.2 Medicis hereby represents and warrants to Impax that, as of the Effective Date, ***.
          6.2 Compliance with Law. Impax shall comply with all applicable laws and regulations with respect to obtaining regulatory approval for the sale of Existing Products and its manufacture, sale and commercialization of Existing Products.
          6.3 Disclaimer of Warranties. Except for those warranties set forth in Section 6.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.
          6.4 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS

UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 7 (INDEMNIFICATION), OR A BREACH BY IMPAX OF SECTION 2.1.2 OR SECTION 2.4, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
          6.5 Equitable Relief. Impax acknowledges and agrees that the obligations and undertakings of Impax pursuant to Sections 2.1.2 and 2.4 of this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Impax’s breach or threatened breach or failure to comply with such Sections 2.1.2 or 2.4 shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Impax further acknowledges and agrees that Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of Sections 2.1.2 or 2.4 of this Agreement and specifically enforcing the terms and provisions of such Sections of this Agreement, without the necessity of posting any bond or security or giving Impax an opportunity to cure, in addition to seeking any other remedy available to Medicis in law or equity. Impax agrees that it shall not challenge any of the foregoing acknowledgements and agreements concerning injunctive relief in any proceeding brought by Medicis.
     7. INDEMNIFICATION.
          7.1 Impax Indemnification. Impax shall indemnify, defend and hold harmless Medicis, its directors, managers, members, officers, employees, authorized subcontractors and agents (collectively the “Medicis Indemnified Parties”) from and against any and all liabilities, obligations, penalties, judgments, disbursements of any kind and nature, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and costs) (collectively, “Losses”) incurred as a result of any claims, demands, actions or other proceedings by a Third Party against an Indemnified Party to the extent arising out of (a) Impax’s manufacture or sale of any Existing Product pursuant to this Agreement; or (b) Impax’s breach of any representation, warranty or covenant under this Agreement, except to the extent that such Losses arise out of Medicis’ breach of any representation, warranty or covenant under this Agreement.
          7.2 Medicis Indemnification. Medicis shall indemnify, defend and hold harmless Impax, its directors, managers, members, officers, employees, authorized subcontractors and agents (collectively the “Impax Indemnified Parties”) from and against any and all Losses incurred as a result of any claims, demands, actions or other proceedings by a Third Party against an Indemnified Party to the extent arising out of Medicis’ breach of any representation, warranty or covenant under this Agreement, except to the extent that such Losses arise out of Impax’s breach of any representation, warranty or covenant under this Agreement.
          7.3 Obligations. A party which intends to claim indemnification under this Section 7 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 7. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
     8. GENERAL PROVISIONS.
          8.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: Chief Executive Officer Facsimile: 480-291-5163

with a copy to:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: General Counsel Facsimile: 480-291-5163

If to Impax:	Impax Laboratories, Inc. 30831 Huntwood Avenue Hayward, California 94544 Attn: President, Generics Division Facsimile: 510-471-1595

With a copy to:	Impax Laboratories, Inc. 30831 Huntwood Avenue Hayward, California 94544 Attn: Legal Department Facsimile: 510-476-2092
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 8.1.

          8.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Impax and Medicis and their respective permitted successors and assigns.
          8.3 Bankruptcy. All rights granted under this Agreement by Medicis to Impax are and shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the US. Bankruptcy Code. The parties agree that Impax, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by Impax of its pre-existing obligations under this Agreement.
          8.4 Waiver. None of the provisions of this Agreement (including the Exhibits hereto) shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.
          8.5 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.
          8.6 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets of the Relevant Business Unit of the party seeking such assignment or transfer and such transaction relates to the business or assets covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement. For the purposes of this Section 8.6, the “Relevant Business Unit” shall mean, with respect to Impax, the generics division of Impax, and with respect to Medicis, the medical dermatology division of Medicis. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 8.6 shall be void.
          8.7 Independent Contractor. Impax and Medicis are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided herein to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its obligations hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

          8.8 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Arizona, without regard to the principles of conflicts of laws. The federal and state courts in the State of Arizona shall have jurisdiction over the parties hereto in all matters arising hereunder (except for a matter addressed in Section 2.2.3 or 3.1.2) and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Arizona.
          8.9 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          8.10 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          8.11 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

IMPAX LABORATORIES, INC.		MEDICIS PHARMACEUTICAL CORPORATION

By:		By:

	Name:		Name:

	Title:		Title:

CONFIDENTIAL
PURSUANT TO RULE 408 PLUS AGREEMENT BETWEEN IMPAX AND MEDICIS
EXHIBIT A
Patent Rights

Issued Patents (all U.S.)	Pending Applications (all U.S.)
5,908,838	11/166,817
11/776,669
11/776,676
11/776,691
11/776,711
11/944,186
11/695,513
11/695,514
11/695,528
11/695,539
11/695,541
12/253,845

A-1

CONFIDENTIAL
PURSUANT TO RULE 408 PLUS AGREEMENT BETWEEN IMPAX AND MEDICIS
EXHIBIT B
Products

PRODUCT	NDC
Solodyn 45mg	99207-0460-30 99207-0460-10
Solodyn 90mg	99207-0461-30 99207-0461-10
Solodyn 135mg	99207-0462-30 99207-0462-10

B-1

CONFIDENTIAL
PURSUANT TO RULE 408 PLUS AGREEMENT BETWEEN IMPAX AND MEDICIS
EXHIBIT C
Claims
CLAIMS OF FAMILY 1
Serial No.: 11/166,817
     110. A method of treating acne vulgaris, comprising the step of:
     orally administering to a person suffering from acne vulgaris an oral minocycline antibiotic in an amount from about 0.5 to about 1.5 mg per kilogram of body weight, wherein said oral minocycline antibiotic is contained in a pharmaceutically suitable delivery vehicle;
     wherein said delivery vehicle releases said oral minocycline antibiotic in such a manner that said oral minocycline antibiotic reaches a Cmax in the person’s blood from about 2.75 hours to about 4.0 hours after administration.
     111. The method of Claim 110, wherein said delivery vehicle releases said oral minocycline antibiotic at a rate of:

A)	about 25 to about 52%	within about 1 hour
	about 53 to about 89%	within about 2 hours, and
	at least about 90%	within about 4 hours; or
B)	about 30 to about 52%	within about 1 hour
	about 53 to about 84%	within about 2 hours, and
	at least about 85%	within about 4 hours,
wherein said release rate is measured in an aqueous physiological medium.

     112. The method of Claim 110, wherein the amount of said oral minocycline antibiotic is from about 0.7 to about 1.3 mg per kilogram of body weight.
     113. The method of Claim 110, wherein said oral minocycline antibiotic is administered without a loading dose.
     114. The method of Claim 110, wherein said oral minocycline antibiotic is minocycline as hydrochloride.
     115. The method of Claim 114, wherein said minocycline as hydrochloride is administered once a day.
     121. The method of Claim 110, wherein said delivery vehicle releases said oral minocycline antibiotic in such a manner that said oral minocycline antibiotic reaches the Cmax in the person’s blood from about 3.0 hours to about 3.75 hours after administration.

Serial No.: 11/776,669
     2. The oral dosage form of Claim 15, wherein said oral minocycline is minocycline as hydrochloride.
     3. The oral dosage form of Claim 15, wherein the ratio of extragranular fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     4. The oral dosage form of Claim 15, wherein the ratio of extragranular fast dissolving carrier to slow dissolving carrier is about 0.36 to about 0.40.
     5. The oral dosage form of Claim 15, wherein said extragranular fast dissolving carrier comprises lactose monohydrate.
     6. The oral dosage form of Claim 15, wherein said slow dissolving carrier is selected from the group consisting of polyvinyl pyrrolidone, polyvinyl acetate, microcrystalline cellulose, methyl cellulose, ethyl cellulose, hydroxypropyl cellulose, hydroxypropylmethyl cellulose, magnesium stearate, and calcium stearate.
     7. The oral dosage form of Claim 15, wherein said slow dissolving carrier comprises hydroxypropylmethyl cellulose.

     9. The oral dosage form of Claim 15, wherein said slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of said oral minocycline; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of said oral minocycline.
     10. The oral dosage form of Claim 15, wherein the oral dosage form is formulated to release said oral minocycline at a rate so that Cmax is reached at about 3.0 to about 3.75 hours after administration.
     11. The oral dosage form of Claim 15, wherein the oral dosage form is a tablet or caplet comprising 45 mg or 135 mg of said oral minocycline.
          14. The oral dosage form of Claim 15, further comprising a coating.
     15. An oral dosage form comprising:
     an antibiotically effective dose of an oral minocycline; and
     a pharmaceutically suitable delivery vehicle having an intragranular fast dissolving carrier, an extragranular fast dissolving carrier, and a slow dissolving carrier, wherein said minocycline, said intragranular fast dissolving carrier and said slow dissolving carrier form granules of slow dissolving materials, and said intragranular fast dissolving carrier is completely or partially encapsulated or included or coated in said slow dissolving materials, wherein said extragranular fast dissolving carrier and said slow dissolving carrier are at a weight ratio of 0.3 to 0.5;
     wherein the oral dosage form for administration once a day provides a patient with 0.7 mg/kg/day to 1.3 mg/kg/day of said oral minocycline;

     wherein said vehicle continuously releases, without an initial load dose, said oral minocycline at a rate of either:
about 25 to about 52 % within about 1 hour, about 53 to about 89 % within about 2 hours, and at least about 90 % within about 4 hours, or about 30 to about 52 % within about 1 hour, about 53 to about 84 % within about 2 hours, and at least about 85 % within about 4 hours.
     16. The oral dosage form of Claim 15, wherein the 0.7 mg/kg/day to 1.3 mg/kg/day of said oral minocycline provided to the patient is about 1 mg/kg/day.
     17. An oral dosage form comprising:
     an antibiotically effective dose of an oral minocycline; and
     a pharmaceutically suitable delivery vehicle having an intragranular lactose, an extragranular lactose, and a slow dissolving carrier, wherein said minocycline, said intragranular lactose and said slow dissolving carrier form granules of slow dissolving materials, and said intragranular lactose is completely or partially encapsulated or included or coated in said slow dissolving materials, wherein said extragranular lactose and said slow dissolving carrier are at a weight ratio of 0.3 to 0.5;
     wherein the oral dosage form for administration once a day provides a patient with 0.7 mg/kg/day to 1.3 mg/kg/day of said oral minocycline;
     wherein said vehicle continuously releases, without an initial load dose, said oral minocycline at a rate of either about 25 to about 52 % within about 1 hour, about 53 to about 89 % within about 2 hours, and at least about 90 % within about 4 hours, or about 30 to about 52 % within about 1 hour, about 53 to about 84 % within about 2 hours, and at least about 85 % within about 4 hours.

Serial No.: 11/776,676
     1. A method of treating acne vulgaris, comprising administering to a person suffering from acne vulgaris a continuous slow release oral dosage form comprising:
     an antibiotically effective amount of an oral minocycline antibiotic;
     a fast dissolving carrier;
     an intragranular fast dissolving carrier; and
     a slow dissolving carrier, wherein said fast dissolving carrier to said slow dissolving carrier is at a weight ratio of about 0.3 to about 0.5;
     wherein said continuous slow release oral dosage form provides, upon administration once daily without a loading dose, the person with about 0.7 mg/kg/day to about 1.3 mg/kg/day of said oral minocycline antibiotic.
     3. The method of Claim 1, wherein said continuous slow release oral dosage form provides the person with about 1.0 mg/kg/day of said oral minocycline antibiotic.
     5. The method of Claim 1, wherein said oral minocycline antibiotic is minocycline as hydrochloride.
     7. The method of Claim 1, wherein said continuous slow release oral dosage form releases said oral minocycline antibiotic so that said oral minocycline antibiotic reaches a Cmax in the person’s blood at about 3.5 hours after administration.
     9. The method of Claim 1, wherein said weight ratio of fast dissolving carrier to slow dissolving carrier in said continuous slow release oral dosage form is from about 0.35 to about 0.45.

     10. The method of Claim 1, wherein said weight ratio of fast dissolving carrier to slow dissolving carrier in said continuous slow release oral dosage form is from about 0.36 to about 0.40.
     12. The method of Claim 1, wherein said slow dissolving carrier encapsulates said intragranular fast dissolving carrier.
     13. The method of Claim 1, wherein said continuous slow release oral dosage form comprises a coating.
     14. The method of Claim 1, wherein said continuous slow release oral dosage form releases said oral minocycline antibiotic at a rate of about 25 to about 52 % within about 1 hour, about 53 to about 89 % within about 2 hours, and at least about 90 % within about 4 hours.
     15. The method of Claim 1, wherein said continuous slow release oral dosage form releases said oral minocycline antibiotic at a rate of about 30 to about 52 % within about 1 hour, about 53 to about 84 % within about 2 hours, and at least about 85 % within about 4 hours.

Serial No.: 11/776,691
     1. A method of treating acne vulgaris, comprising the step of:
     administering to a person suffering from acne vulgaris an oral tetracycline antibiotic in an amount of from about 0.5 to about 1.5 mg per kilogram of body weight, wherein the oral tetracycline antibiotic is contained in a pharmaceutically suitable delivery vehicle.
     2. The method of Claim 1, wherein the amount of oral tetracycline antibiotic is from about 0.7 to about 1.3 mg per kilogram of body weight.
     3. The method of Claim 1 or 2, wherein the oral tetracycline antibiotic is administered without a loading dose.
     4. The method of Claim 1 or 2, wherein the oral tetracycline antibiotic is minocycline.
     5. The method of Claim 3, wherein the oral tetracycline antibiotic is minocycline.
     6. The method of Claim 4, wherein the oral tetracycline antibiotic is administered once a day.
     7. The method of Claim 5, wherein the oral tetracycline antibiotic is administered once a day.

     8. The method of Claim 4, wherein the delivery vehicle releases the oral tetracycline antibiotic at a rate of:
     about 30 to about 52% within about 1 hour
     about 53 to about 84% within about 2 hours, and
     at least about 85% within about 4 hours.
     9. The method of Claim 5, wherein the delivery vehicle releases the oral tetracycline antibiotic at a rate of:
     about 30 to about 52% within about 1 hour
     about 53 to about 84% within about 2 hours, and
     at least about 85% within about 4 hours.
     10. The method of Claim 5, wherein the delivery vehicle releases the oral tetracycline antibiotic at a rate of:
     about 25 to about 52% within about 1 hour
     about 53 to about 89% within about 2 hours, and
     at least about 90% within about 4 hours.
     11. The method of Claim 4, wherein the delivery vehicle releases the oral tetracycline antibiotic at a rate of:
     about 25 to about 52% within about 1 hour
     about 53 to about 89% within about 2 hours, and
     at least about 90% within about 4 hours.
     12. The method of Claim 5, wherein the delivery vehicle releases the oral tetracycline antibiotic in such a manner that the antibiotic reaches a Cmax in the person’s blood from about 2.75 to about 4.0 hours after administration.

     13. The method of Claim 12 wherein the Cmax is reached from about 3.0 to about 3.75 hours after administration.
     14. The method of Claim 4, wherein the delivery vehicle releases the oral tetracycline antibiotic in such a manner that the antibiotic reaches a Cmax in the person’s blood from about 2.75 to about 4.0 hours after administration.
     15. The method of Claim 14 wherein the Cmax is reached from about 3.0 to about 3.75 hours after administration.
     16. The method of Claim 5, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.3 to about 0.5.
     17. The method of Claim 5, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.35 to about 0.45.
     18. The method of Claim 5, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.36 to about 0.40.
     19. The method of Claim 4, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.3 to about 0.5.
     20. The method of Claim 4, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.35 to about 0.45.
     21. The method of Claim 4, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.36 to about 0.40.
     22. The method of Claim 6, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.3 to about 0.5.

     23. The method of Claim 6, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.35 to about 0.45.
     24. The method of Claim 6, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.36 to about 0.40.
     25. The method of Claim 7, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.3 to about 0.5.
     26. The method of Claim 7, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.35 to about 0.45.
     27. The method of Claim 7, wherein a ratio of fast dissolving carriers to slow dissolving carriers in the delivery vehicle is from about 0.36 to about 0.40.
     28. An oral dosage form comprising:
     an oral tetracycline antibiotic;
     a fast dissolving carrier; and
     a slow dissolving carrier;
     wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of 0.3 to 0.5 of fast dissolving carrier to slow dissolving carrier.
     29. The oral dosage form of Claim 28, wherein the ratio of fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     30. The oral dosage form of Claim 28, wherein the ratio of fast dissolving carrier to slow dissolving carrier is 0.36 to 0.40.

     31. The oral dosage form of Claim 28, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     32. The oral dosage form of Claim 29, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     33. The oral dosage form of Claim 30, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     34. The oral dosage form of Claim 28, wherein the fast dissolving carrier comprises lactose monohydrate.
     35. The oral dosage form of Claim 29, wherein the fast dissolving carrier comprises lactose monohydrate.
     36. The oral dosage form of Claim 30, wherein the fast dissolving carrier comprises lactose monohydrate.
     37. The oral dosage form of Claim 28, wherein the slow dissolving carrier comprises HPMC.
     38. The oral dosage form of Claim 29, wherein the slow dissolving carrier comprises HPMC.
     39. The oral dosage form of Claim 30, wherein the slow dissolving carrier comprises HPMC.
     40. The oral dosage form of Claim 28, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.

     41. The oral dosage form of Claim 29, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     42. The oral dosage form of Claim 30, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     43. The oral dosage form of Claim 40, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     44. The oral dosage form of Claim 41, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     45. The oral dosage form of Claim 42, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     46. The oral dosage form of Claim 28, wherein the slow dissolving carrier is present at about 23.5% to about 27.0% by weight of the oral dosage form.
     47. The oral dosage form of Claim 29, wherein the slow dissolving carrier is present at about 23.5% to about 27.0% by weight of the oral dosage form.
     48. The oral dosage form of Claim 30, wherein the slow dissolving carrier is present at about 23.5% to about 27.0% by weight of the oral dosage form.
     49. The oral dosage form of Claim 28, wherein the slow dissolving carrier is present at:

     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     50. The oral dosage form of Claim 29, wherein the slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     51. The oral dosage form of Claim 30, wherein the slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     52. The oral dosage form of Claim 28, which is formulated to release the oral tetracycline antibiotic at a rate of:
     30 to 52% within 1 hour;
     53 to 84% within 2 hours; and
     at least 85% in 4 hours.

     53. The oral dosage form of Claim 29, which is formulated to release the oral tetracycline antibiotic at a rate of:
     30 to 52% within 1 hour;
     53 to 84% within 2 hours; and
     at least 85% within 4 hours.
     54. The oral dosage form of Claim 30, which is formulated to release the oral tetracycline antibiotic at a rate of:
     30 to 52% within 1 hour;
     53 to 84% within 2 hours; and
     at least 85% within 4 hours.
     55. The oral dosage form of Claim 28, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:
     25 to 52% within 1 hour;
     53 to 89% within 2 hours; and
     at least 90% within 4 hours.
     56. The oral dosage form of Claim 29, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:
     25 to 52% within 1 hour;
     53 to 89% within 2 hours; and
     at least 90% within 4 hours.
     57. The oral dosage form of Claim 30, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:

     25 to 52% within 1 hour;
     53 to 89% within 2 hours; and
     at least 90% within 4 hours.
     58. The oral dosage form of Claim 28, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic in such a manner that Cmax is reached at about 3.0 to about 3.75 hours after administration.
     59. The oral dosage form of Claim 29, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic in such a manner that Cmax is reached at about 3.0 to about 3.75 hours after administration.
     60. The oral dosage form of Claim 30, wherein the oral dosage form is formulated to release the oral tetracycline antibiotic in such a manner that Cmax is reached at about 3.0 to about 3.75 hours after administration.
     61. The oral dosage form of Claim 28, wherein the oral dosage form is a tablet or caplet comprising 40 mg or 135 mg of the oral tetracycline antibiotic.
     62. The oral dosage form of Claim 61, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     63. The oral dosage form of Claim 62, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     64. An oral dosage form comprising:
     135 mg of an oral tetracycline antibiotic; and
     23.5% by weight HPMC;

     wherein the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:
          25 to 52% within 1 hour;
          53 to 89% within 2 hours; and
          at least about 90% of the oral tetracycline antibiotic within 4 hours.
     65. The oral dosage form of Claim 64, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     66. The oral dosage form of Claim 64, which is a tablet or caplet.
     67. A method of treating acne vulgaris comprising:
     administering to the patient with acne vulgaris an effective amount of an oral dosage form selected from:
(A)	an oral dosage form comprising:

an oral tetracycline antibiotic;

a fast dissolving carrier; and

a slow dissolving carrier;
     wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of 0.3 to 0.5; and
(B)	an oral dosage form comprising:

135mg of an oral tetracycline antibiotic; and

23.5% by weight HPMC;
     wherein the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:

25 to 52% within 1 hour;

53 to 89% within 2 hours; and

at least about 90% within 4 hours.
     68. The method of Claim 67, further comprising determining the weight of the patient to calculate the effective amount of the oral dosage form.
     69. The method of Claim 68, wherein the oral dosage form is formulated to provide the patient with about 0.5 to about 1.5 mg/kg/day of the oral tetracycline antibiotic.
     70. The method of Claim 68, wherein the oral dosage form is formulated to provide the patient with about 0.7 to about 1.3 mg/kg/day of the oral tetracycline antibiotic.
     71. The method of Claim 68, wherein the oral dosage form is formulated to provide the patient with about 1.0 mg/kg/day of the oral tetracycline antibiotic.
     72. The method of Claim 67, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     73. The method of Claim 67, wherein the oral dosage form is administered once a day.
     74. The method of Claim 67, wherein the oral dosage form is administered without a loading dose.
     75. The method of Claim 67, wherein the oral dosage form is (A).
     76. The method of Claim 67, wherein the oral dosage form is (B).

     77. The method of Claim 67, wherein the oral tetracycline antibiotic reaches Cmax at about 3.0 to about 3.75 hours after administration.
     78. A method of preparing an oral dosage form, comprising combining an oral tetracycline antibiotic with a fast dissolving carrier and a slow dissolving carrier to form a combination, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of 0.3 to 0.5 of fast dissolving carrier to slow dissolving carrier.
     79. The method of Claim 78, wherein the weight ratio of fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     80. The method of Claim 78, wherein the weight ratio of fast dissolving carrier to slow dissolving carrier is 0.36 to 0.40.
     81. The method of Claim 78, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     82. The method of Claim 79, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     83. The method of Claim 80, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     84. The method of Claim 78, wherein the fast dissolving carrier comprises lactose monohydrate.
     85. The method of Claim 79, wherein the fast dissolving carrier comprises lactose monohydrate.
     86. The method of Claim 80, wherein the fast dissolving carrier comprises lactose monohydrate.

     87. The method of Claim 78, wherein the slow dissolving carrier comprises HPMC.
     88. The method of Claim 79, wherein the slow dissolving carrier comprises HPMC.
     89. The method of Claim 80, wherein the slow dissolving carrier comprises HPMC.
     90. The method of Claim 78, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     91. The method of Claim 79, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     92. The method of Claim 80, wherein:
     the fast dissolving carrier comprises lactose monohydrate; and
     the slow dissolving carrier comprises HPMC.
     93. The method of Claim 90, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     94. The method of Claim 91, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     95. The method of Claim 92, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.

     96. The method of Claim 78, wherein the slow dissolving carrier is present at about 23.5 to about 27.0% by weight of the oral dosage form.
     97. The method of Claim 79, wherein the slow dissolving carrier is present at about 23.5% to about 27.0% by weight of the oral dosage form.
     98. The method of Claim 80, wherein the slow dissolving carrier is present at about 23.5% to about 27.0% by weight of the oral dosage form.
     99. The method of Claim 78, wherein the slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     100. The method of Claim 79, wherein the slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or
     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     101. The method of Claim 80, wherein the slow dissolving carrier is present at:
     23.5% by weight of the oral dosage form when the oral dosage form comprises 135 mg of the oral tetracycline antibiotic; or

     27.0% by weight of the oral dosage form when the oral dosage form comprises 45 mg of the oral tetracycline antibiotic.
     102. The method of Claim 78, further comprising compressing the combination into a tablet.
     103. The method of Claim 102, further coating the tablet with Opadry II.
     104. A method of preparing an oral dosage form comprising combining an oral tetracycline antibiotic with 23.5% by weight of HPMC to form a combination, wherein the oral dosage form comprises 135 mg of an oral tetracycline antibiotic and the oral dosage form is formulated to release the oral tetracycline antibiotic at a rate of:
          25 to 52% within 1 hour;
          53 to 89% within 2 hours; and
          at least about 90% within 4 hours.
     105. The method of Claim 104, wherein the oral tetracycline antibiotic is minocycline as hydrochloride.
     106. The method of Claim 104, further comprising compressing the combination into a tablet.
     107. The method of Claim 106 further coating the tablet with Opadry II.

Serial No.: 11/776,711
     1. A method of preparing an oral dosage form for administration once a day that provides a slow, continuous release, without an initial load dose, of an oral minocycline, comprising:
     combining an antibiotically effective dose of said oral minocycline and a pharmaceutically suitable delivery vehicle having an intragranular fast dissolving carrier, an extragranular fast dissolving carrier, and a slow dissolving carrier, wherein said minocycline, said intragranular fast dissolving carrier and said slow dissolving carrier form granules of slow dissolving materials, and said intragranular fast dissolving carrier is completely or partially encapsulated or included or coated in said slow dissolving materials, wherein said extragranular fast dissolving carrier and said slow dissolving carrier are at a weight ratio of 0.3 to 0.5 of extragranular fast dissolving carrier to slow dissolving carrier;
     wherein said oral dosage form upon administration releases said oral minocycline to provide a patient with 0.7 mg/kg/day to 1.3 mg/kg/day of said oral minocycline.
     2. The method of Claim 1, wherein said oral minocycline is minocycline as hydrochloride.
     3. The method of Claim 1, wherein the weight ratio of extragranular fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     4. The method of Claim 1, wherein the weight ratio of extragranular fast dissolving carrier to slow dissolving carrier is about 0.36 to about 0.40.

     5. The method of Claim 1, wherein said extragranular fast dissolving carrier comprises lactose monohydrate.
     6. The method of Claim 1, wherein said slow dissolving carrier comprises HPMC.
     7. The method of Claim 1, wherein:
     said extragranular fast dissolving carrier comprises lactose monohydrate; and
     said slow dissolving carrier comprises HPMC.
     9. The method of Claim 1, wherein said slow dissolving carrier is present at:
     23.5% by weight of said oral dosage form when said oral dosage form comprises 135 mg of said oral minocycline; or
     27.0% by weight of said oral dosage form when said oral dosage form comprises 45 mg of said oral minocycline.
     10. The method of Claim 1, wherein compressing said combination forms said oral dosage form into a tablet.
     14. The method of Claim 1, further comprising adding a coating to said combination to form said oral dosage form.
     15. The method of Claim 1, further comprising compressing said combination.

     16. The method of Claim 1, wherein the intragranular fast dissolving carrier is lactose, and wherein the extragranular fast dissolving carrier is lactose.

Serial No.: 11/944,186
     6. An oral dosage form, comprising:
     an antibiotically effective dose of an oral minocycline; and
     a pharmaceutically suitable delivery vehicle;
     wherein said oral dosage form is for administration once daily to provide a patient with about 0.5 mg/kg/day to about 1.5 mg/kg/day of said oral minocycline; and
     wherein said oral dosage form provides a continuous slow release, without a loading dose, of said oral minocycline, at a release rate in gastric fluid of either about 25 % to about 52 % within about 1 hour, about 53 % to about 89 % within about 2 hours, and at least about 90 % within about 4 hours, or about 30 % to about 52 % within about 1 hour, about 53 % to about 84 % within about 2 hours, and at least about 85 % within about 4 hours.
     7. The oral dosage form of Claim 6, wherein said oral minocycline is minocycline as hydrochloride.
     8. The oral dosage form of Claim 6, wherein said oral dosage form is for administration once daily to provide said patient with about 1.0 mg/kg/day of said oral minocycline.

     9. An oral dosage form, comprising:
     an antibiotically effective dose of an oral minocycline; and
     a pharmaceutically suitable delivery vehicle;
     wherein said oral dosage form is for administration once daily to provide a patient with about 0.5 mg/kg/day to about 1.5 mg/kg/day of said oral minocycline; and
     wherein said oral dosage form does not provide an immediate release of said oral minocycline, and provides a continuous slow release, without a loading dose, of said oral minocycline at a rate so that Cmax is reached at about 3.5 hours after administration to said patient.
     10. The oral dosage form of Claim 9, wherein said oral minocycline is minocycline as hydrochloride.
     11. The oral dosage form of Claim 9, wherein said oral dosage form is for administration once daily to provide said patient with about 1.0 mg/kg/day of said oral minocycline.
     12. An oral dosage form, comprising:
     an antibiotically effective dose of an oral minocycline;
     a fast dissolving carrier; and
     a slow dissolving carrier, wherein said fast dissolving carrier and said slow dissolving carrier are at a weight ratio of about 0.3 to      about 0.5 that provides a continuous, slow release, without immediate release, of said oral minocycline; and

     wherein said oral dosage form is for administration once daily to provide a patient with about 0.5 mg/kg/day to about 1.5 mg/kg/day of said oral minocycline.
     13. The oral dosage form of Claim 12, wherein said oral minocycline is minocycline as hydrochloride.
     14. The oral dosage form of Claim 12, wherein said weight ratio of fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     15. The oral dosage form of Claim 14, wherein said weight ratio of fast dissolving carrier to slow dissolving carrier is 0.36 to 0.40.
     16. The oral dosage form of Claim 12, wherein said oral dosage form is for administration once daily to provide said patient with about 1.0 mg/kg/day of said oral minocycline.
     17. The oral dosage form of Claim 12, further comprising an intragranular fast dissolving carrier.
     18. The oral dosage form of Claim 17, wherein said slow dissolving carrier encapsulates said intragranular fast dissolving carrier.
     19. The oral dosage form of Claim 18, further comprising a coating

CLAIMS OF FAMILY 2
Serial No.: 11/695,513
     1. A method of administering an oral dosage form comprising:
     (i) administering to a patient an oral dosage form, which oral dosage form comprises:
          an oral tetracycline-class antibiotic;
          a fast dissolving carrier; and
          a slow dissolving carrier; and
     (ii) providing information to the patient, wherein the information comprises that the administering of the oral dosage form may cause one or more adverse effects selected from pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     2. The method of Claim 1, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from 0.3 to 0.5 of fast dissolving carrier to slow dissolving carrier.
     3. The method of Claim 1, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from 0.3 to 0.45 of fast dissolving carrier to slow dissolving carrier.
     4. The method of Claim 1, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from about 0.36 to 0.40 of fast dissolving carrier to slow dissolving carrier.
     5. The method of Claim 1, wherein the adverse effect is pseudomembranous colitis.
     6. The method of Claim 1, wherein the adverse effect is hepatotoxicity.

     7. The method of Claim 1, wherein the adverse effect is vasculitis.
     8. The method of Claim 1, wherein the adverse effect is tissue hyperpigmentation.
     9. The method of Claim 1, wherein the adverse effect is anaphylaxis.
     10. The method of Claim 1, wherein the patient has been diagnosed with acne vulgaris.
     11. A method of distributing an oral dosage form, comprising:
     distributing an oral dosage form comprising an oral tetracycline-class antibiotic, a fast dissolving carrier and a slow dissolving carrier; and
     concomitantly distributing information that the oral dosage form may cause one or more adverse effects selected from pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     12. The method of Claim 11, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from 0.3 to 0.5 of fast dissolving carrier to slow dissolving carrier.
     13. The method of Claim 11, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from 0.35 to 0.45 of fast dissolving carrier to slow dissolving carrier.
     14. The method of Claim 11, wherein the fast dissolving carrier and the slow dissolving carrier are at a weight ratio of from about 0.36 to 0.40 of fast dissolving carrier to slow dissolving carrier.

     15. The method of Claim 11, wherein the adverse effect is pseudomembranous colitis.
     16. The method of Claim 11, wherein the adverse effect is hepatotoxicity.
     17. The method of Claim 11, wherein the adverse effect is vasculitis.
     18. The method of Claim 11, wherein the adverse effect is tissue hyperpigmentation.
     19. The method of Claim 11, wherein the adverse effect is anaphylaxis.

Serial No.: 11/695,514
     2. The oral dosage form of Claim 3, wherein said oral dosage form administered once-daily provides1 substantially similar or better acne treatment efficacy and reduced incidence of at least one adverse effect, as compared to a twice-daily administration of said MINOCIN® immediate-release minocycline hydrochloride.
     3. An oral dosage form, comprising:
     minocycline or a pharmaceutically acceptable salt thereof; and
     an amount of a controlled-release carrier composition that is effective to render said oral dosage form pharmacokinetically distinct from MINOCIN® immediate-release minocycline hydrochloride, wherein said oral dosage form provides, after administration, at least one in vivo plasma minocycline concentration profile selected from:
(a)	a single-dosage Cmax that is about 80% or less of the single-dosage Cmax of the MINOCIN® immediate-release minocycline hydrochloride;

(b)	a steady-state Cmax that is about 80% or less of the steady-state Cmax of the MINOCIN® immediate-release minocycline hydrochloride;

(c)	a single-dosage AUC(0-72) that is about 80% or less of the single-dosage AUC(0-72) of the MINOCIN® immediate-release minocycline hydrochloride;

(d)	a steady state AUC(0-72) that is about 80% or less of the steady state AUC(0-72) of the MINOCIN® immediate-release minocycline

[1]	The word “provides” was erroneously stricken in a response to restriction requirement having a mail room date of October 27, 2008. Future prosecution will correct such erroneous striking.

hydrochloride;

(e)	a single-dosage Tmax that is at least about 125% of the single-dosage Tmax of the MINOCIN® immediate-release minocycline hydrochloride; and

(f)	a steady state Tmax that is at least about 125% of the steady state Tmax of the MINOCIN® immediate-release minocycline hydrochloride.
     4. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is dose-adjusted to a 100 mg dosage and wherein:
     said single-dosage Cmax is in the range of about 0.9 µg/mL to about 1.5 µg/mL;
     said single-dosage AUC(0-72) is in the range of about 25 µg x hr/mL to about 30 µg x hr/mL; or
     said single-dosage Cmax in the range of about 0.9 µg/mL to about 1.5 µg/mL and said single-dosage AUC(0-72) is in the range of about 25 µg x hr/mL to about 30 µg x hr/mL.
     5. The oral dosage form of Claim 3, wherein said single-dosage Tmax in the range of about 3.2 to about 4.5 hours.
     6. The oral dosage form of Claim 5, wherein said single-dosage Tmax is in the range of about 3.5 to about 4.0 hours.
     7. The oral dosage form of Claim 4, wherein said single-dosage Cmax is in the range of about 1.1 µg/mL to about 1.4 µg/mL.

     8. The oral dosage form of Claim 4, wherein said single-dosage AUC(0-72) is in the range of about 27 µg x hr/mL to about 29 µg x hr/mL.
     9. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is dose-adjusted to a 100 mg dosage and wherein:
     said steady-state Cmax is in the range of about 2.0 µg/mL to about 2.8 µg/mL;
     said steady-state AUC(0-24) is in the range of about 25 µg x hr/mL to about 40 µg x hr/mL; or
     said steady-state Cmax is in the range of about 2.0 µg/mL to about 2.8 µg/mL and said steady-state AUC(0-24) is in the range of about 25 µg x hr/mL to about 40 µg x hr/mL.
     10. The oral dosage form of Claim 3, wherein said steady-state Tmax in the range of about 3.2 to about 4.5 hours.
     11. The oral dosage form of Claim 10, wherein said steady-state Tmax is in the range of about 3.5 to about 4.0 hours.
     12. The oral dosage form of Claim 9, wherein said steady-state Cmax is in the range of about 2.2 µg/mL to about 2.6 µg/mL.
     13. The oral dosage form of Claim 9, wherein said steady-state AUC(0-72) is in the range of about 28 µg x hr/mL to about 37 µg x hr/mL.
     14. The oral dosage form of Claim 1, wherein said minocycline salt is minocycline hydrochloride.

     15. The oral dosage form of Claim 3 or Claim 14, wherein said oral dosage form is in a unit dosage form suitable for administration to a human at a minocycline free base equivalent dosage in the range of about 0.75 mg/kg to about 1.5 mg/kg.
     16. The oral dosage form of Claim 15, wherein said unit dosage form comprises minocycline hydrochloride in a minocycline free base equivalent amount selected from about 45 mg, about 60 mg, about 90 mg and about 135 mg.
     17. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is single-dosage Cmax.
     18. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is single-dosage AUC(0-72).
     19. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is single-dosage Tmax.
     20. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is steady-state Cmax.
     21. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is steady-state AUC(0-72).
     22. The oral dosage form of Claim 3, wherein said in vivo plasma minocycline concentration profile is steady-state Tmax
     23. The oral dosage form of Claim 3, wherein said oral dosage form provides, after administration, at least two of said in vivo plasma minocycline concentration profiles.
     24. The oral dosage form of Claim 3, wherein said oral dosage form provides said single-dosage Cmax, said single-dosage AUC(0-72) and said single-dosage Tmax.

     25. The oral dosage form of Claim 3, wherein said oral dosage form provides said steady-state Cmax, said steady-state AUC(0-72) and said steady-state Tmax.
     26. The oral dosage form of Claim 1, wherein said controlled-release carrier composition comprises at least one selected from hydroxypropylmethylcellulose, hydroxypropylcellulose, and polyvinylpryrollidone.
     27. A method of distributing minocycline, comprising:
     distributing the oral dosage form of Claim 3 or Claim 14; and
     concomitantly distributing information that the oral dosage form may cause an adverse effect.
     28. The method of Claim 27, wherein the adverse effect is selected from ear and labyrinth disorders, eye disorders, gastrointestinal disorders, immune system disorders, infections and infestations, laboratory blood abnormalities, metabolism and nutritional disorders, musculoskeletal and connective disorders, nervous system disorders, psychiatric disorders, renal and urinary disorders, reproductive system and breast disorders, respiratory, thoracic and mediastinal disorders, skin and subcutaneous tissue disorders, vascular disorders, pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     29. The method of Claim 27, wherein the adverse effect is selected from gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     30. A method of making the oral dosage form of Claim 3, comprising intermixing the minocycline or pharmaceutically acceptable salt thereof and the controlled-release carrier composition to form an admixture.

     31. The method of Claim 30, further comprising forming the admixture into a unit dosage form.
     32. The method of Claim 31, wherein forming the admixture into the unit dosage form comprises compressing the admixture into tablets.
     33. A kit comprising:
     the minocycline oral dosage form of Claim 3; and
     information that the oral dosage form may cause one or more adverse effects.
     34. The kit of Claim 33, wherein the adverse effect is selected from ear and labyrinth disorders, eye disorders, gastrointestinal disorders, immune system disorders, infections and infestations, laboratory blood abnormalities, metabolism and nutritional disorders, musculoskeletal and connective disorders, nervous system disorders, psychiatric disorders, renal and urinary disorders, reproductive system and breast disorders, respiratory, thoracic and mediastinal disorders, skin and subcutaneous tissue disorders, vascular disorders, pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     35. The kit of Claim 33, wherein the adverse effect is selected from gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     36. The kit of Claim 33, further comprising instructions for administering the oral dosage form at a minocycline free base equivalent dosage of about 0.75 mg/kg to about 1.5 mg/kg.

Serial No.: 11/695,528
     1. A method of administering an oral dosage form for the treatment of acne comprising:
     (i) administering to a patient the oral dosage form, the oral dosage form comprising:
(a)	an intragranular blend of:
90 mg of minocycline hydrochloride;
108 mg of the matrix-forming polymer hydroxypropyl
methylcellulose; and
152mg of an intragranular lactose; and
(b)	an extragranular excipient that completely or partially
encapsulates or coats the intragranular blend, the extragranular excipients include 41 mg of extragranular lactose monohydrate; and
     wherein the dosage form provides a patient with 0.75 mg/kg to 1.5 mg/kg of the minocycline hydrochloride in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient by the once daily administration of the dosage form, and
     (ii) providing information to the patient, which information comprises results of performed clinical trials including a comparison of the oral dosage form to placebo with respect to an aspect of the at least one adverse effect.
     4. The method of Claim 1, wherein the at least one adverse effects is selected from the group consisting of one or more: headache, fatigue, dizziness, pruritus, malaise, mood alteration, somnolence, urticaria, tinnitus, vertigo, dry mouth, and myalgia.

     18. The method of Claim 1, wherein the oral dosage form provides the patient with about 1.0 mg/kg/day of the minocycline hydrochloride.
     19. The method of Claim 1, wherein the oral tetracycline-class antibiotic is released so that the minocycline hydrochloride reaches Cmax in a person’s blood from about 3.2 hours to about 4.5 hours after administration.
     20. The method of Claim 1, wherein the acne is selected from the group consisting of acne vulgaris, acne rosacea, acne conglobata, acne fulminans, gram-negative folliculitis, and pyoderma faciale.
     21. The method of Claim 1, wherein the information includes information about one or more deleterious effects selected from the group consisting of: gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     22. The method of Claim 1, wherein the matrix-forming polymer hydroxypropyl methylcellulose is about 26% to about 28% by weight based on the total weight of the dosage form.
     23. The method of Claim 21, wherein the extragranular excipients further comprise 9 mg of silicon oxide and magnesium stearate, and wherein the dosage form has a total core weight, without coating, of 400mg.

Serial No.: 11/695,539
     8. The minocycline oral dosage form of Claim 27 , wherein the matrix-forming polymer hydroxypropyl methylcellulose is about 26% to about 28% by weight based on the total weight of the dosage form.
     23. A kit comprising:
     the minocycline oral dosage form of Claim 27 ; and
     information that the oral dosage form may cause one or more adverse effects.
     24. The kit of Claim 23, wherein the one or more adverse effects is selected from group consisting of one or more of: headache, fatigue, dizziness, pruritus, malaise, mood alteration, somnolence, urticaria, tinnitus, vertigo, dry mouth, and myalgia.
     25. The kit of Claim 24, further comprising additional information about one or more deleterious effects selected from the group consisting of: gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     26. The kit of Claim 23, further comprising instructions for administering the oral dosage form.
     27. A minocycline oral dosage form for the treatment of acne, comprising:
(i)	an intragranular blend of:
90 mg of minocycline hydrochloride;
108 mg of the matrix-forming polymer hydroxypropyl
methylcellulose; and

152 mg of an intragranular lactose; and
     (ii) an extragranular excipient that completely or partially encapsulates or coats the intragranular blend, the extragranular excipient includes 41 mg of extragranular lactose monohydrate; and
     wherein the dosage form provides a patient with about 1 mg/kg of the minocycline in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient by the once daily administration of the dosage form.
     28. The dosage form of Claim 27, wherein the extragranular excipient further comprises 9 mg of silicon oxide and magnesium stearate, and wherein the dosage form has a total core weight, without coating, of 400mg.
     29. The minocycline oral dosage form of Claim 27, further comprising a film coat in an amount about 2% to about 3% of the total weight of the dosage form.

Serial No.: 11/695,541
     1. A method of treating acne, comprising administering an oral dosage form to a subject in need thereof, wherein said oral dosage form comprises:
     minocycline or a pharmaceutically acceptable salt thereof; and
     an amount of a controlled-release carrier composition that is effective to render said oral dosage form pharmacokinetically distinct from MINOCIN® immediate-release minocycline hydrochloride.
     2. The method of Claim 1, comprising administering the oral dosage form to the subject at a minocycline free base equivalent dosage in the range of about 0.75 mg/kg to about 1.5 mg/kg.
     3. The method of Claim 1, comprising administering the oral dosage form to the subject on a once-daily basis.
     4. The method of Claim 1, further comprising reducing at least one adverse side effect as compared to that expected from administering the MINOCIN® immediate-release minocycline hydrochloride.
     5. The method of Claim 4, wherein reducing at least one adverse side effect comprises reducing the likelihood of experiencing said adverse side effect.
     6. The method of Claim 4, wherein reducing at least one adverse side effect comprises reducing the magnitude of said adverse side effect.
     7. The method of Claim 4, wherein reducing at least one adverse side effect comprises reducing the duration of said adverse side effect.

     8. The method of Claim 1, further comprising informing the subject that the oral dosage form may cause an adverse effect.
     9. The method of Claim 8, wherein the adverse effect is selected from ear and labyrinth disorders, eye disorders, gastrointestinal disorders, immune system disorders, infections and infestations, laboratory blood abnormalities, metabolism and nutritional disorders, musculoskeletal and connective disorders, nervous system disorders, psychiatric disorders, renal and urinary disorders, reproductive system and breast disorders, respiratory, thoracic and mediastinal disorders, skin and subcutaneous tissue disorders, vascular disorders, pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     10. The method of Claim 8, wherein the adverse effect is selected from gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     11. The oral dosage form of Claim 1, wherein said minocycline salt is minocycline hydrochloride.
     12. The method of Claim 11, comprising administering the oral dosage form to the subject at a minocycline free base equivalent dosage in the range of about 0.75 mg/kg to about 1.5 mg/kg.
     13. The method of Claim 11, comprising administering the oral dosage form to the subject on a once-daily basis.
     14. The method of Claim 11, further comprising reducing at least one adverse side effect as compared to that expected from administering the MINOCIN® immediate-release minocycline hydrochloride.
     15. The method of Claim 14, wherein reducing at least one adverse side effect comprises reducing the likelihood of experiencing said adverse side effect.

     16. The method of Claim 14, wherein reducing at least one adverse side effect comprises reducing the magnitude of said adverse side effect.
     17. The method of Claim 14, wherein reducing at least one adverse side effect comprises reducing the duration of said adverse side effect.
     18. The method of Claim 11, further comprising informing the subject that the oral dosage form may cause an adverse effect.
     19. The method of Claim 18, wherein the adverse effect is selected from ear and labyrinth disorders, eye disorders, gastrointestinal disorders, immune system disorders, infections and infestations, laboratory blood abnormalities, metabolism and nutritional disorders, musculoskeletal and connective disorders, nervous system disorders, psychiatric disorders, renal and urinary disorders, reproductive system and breast disorders, respiratory, thoracic and mediastinal disorders, skin and subcutaneous tissue disorders, vascular disorders, pseudomembranous colitis, hepatotoxicity, vasculitis, tissue hyperpigmentation, and anaphylaxis.
     20. The method of Claim 18, wherein the adverse effect is selected from gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.

Serial No.: 12/253,845
     1. A minocycline oral dosage form for treatment of acne, comprising minocycline or a pharmaceutically acceptable salt thereof; and
     an amount of a controlled-release carrier, said controlled-release carrier comprising a slow dissolving carrier, an intragranular fast dissolving carrier, and an extragranular fast dissolving carrier, wherein said controlled-release carrier provides a release rate in gastric fluid of the minocycline or a pharmaceutically acceptable salt thereof that is either about 25% to about 52% within 1 hour, about 53% to about 89% within 2 hours, and at least 90% within about 4 hours, or about 30% to about 52% within 1 hour, about 53% to about 84% within 2 hours, and at least 85% within about 4 hours, so that there is a reduction in adverse side effects, and a patient receives, without an initial load dose, about 0.75 mg/kg/day to about 1.5 mg/kg/day of the minocycline or the pharmaceutically acceptable salt thereof by a once daily administration.
     2. The dosage form of Claim 1, wherein said controlled-release carrier comprises at least one ingredient selected from hydroxypropylmethylcellulose, hydroxypropylcellulose, and polyvinylpyrrolidone.
     3. The dosage form of Claim 1, wherein said controlled-release carrier is present in the range of about 20% to about 30%, by weight based on the total weight of the minocycline oral dosage form.
     4. The dosage form of Claim 1, wherein the minocycline salt comprises minocycline hydrochloride.
     5. The dosage form of Claim 1, wherein the dosage form is administered to the patient at a minocycline free base equivalent dosage in the amount about 1 mg/kg/day.
     6. The dosage form of Claim 5, wherein the dosage form is selected from the group consisting of 45 mg, 90 mg and 135 mg.

     7. The dosage form of Claim 6, wherein the dosage form is present in an amount of 45 mg, and said controlled-release carrier is present in an amount of about 26% to about 28% by weight based on the total weight of the minocycline oral dosage form.
     8. The dosage form of Claim 6, wherein the oral dosage form is present in an amount of 135 mg, and said controlled-release carrier is present in an amount of about 22% to less than 25% by weight based on the total weight of the dosage form.
     9. The dosage form of Claim 1, wherein said extragranular fast dissolving carrier is present in an amount of 41 mg based on the total weight of the dosage form.
     10. The dosage form of Claim 1, wherein said intragranular fast dissolving carrier and said slow dissolving carrier are each in an amount greater than said extragranular fast dissolving carrier.
     11. The dosage form of Claim 1, further comprising a film coat in an amount about 2 to 3% of the total weight of the dosage form.
     12. The dosage form of Claim 1, wherein said intragranular fast dissolving carrier and said slow dissolving carrier are each in an amount greater than said extragranular fast dissolving carrier.

     13. An oral dosage form for the treatment of acne, comprising:
     an amount of minocycline free base equivalent of minocycline hydrochloride, wherein the amount is one selected from the group consisting of 45mg, 90mg and 135mg;
     a matrix-forming polymer, wherein the matrix-forming polymer is in an amount of 108 mg for 45mg or 90 mg dosage forms, and in an amount of 94 mg for 135 mg dosage form;
          an intragranular lactose monohydrate; and
          an extragranular lactose monohydrate,
     wherein the dosage form provides a patient with about 0.75 mg/kg/day to about 1.5 mg/kg/day of the minocycline in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient and reduces adverse vestibular side effects by a once daily administration of the dosage form.
     14. The dosage form of Claim 13, wherein the matrix-forming polymer is hydroxypropyl methylcellulose.
     15. The dosage form of Claim 14, wherein the extragranular lactose monohydrate is present in an amount of 41 mg.
     16. The dosage form of claim 14, further comprising 9 mg of silicon oxide and magnesium stearate, and wherein the dosage form has a total core weight, without coating, of 400mg.
     17. The dosage form of Claim 13, wherein the about 0.75 mg/kg/day to about 1.5 mg/kg/day of the minocycline or a pharmaceutically acceptable salt thereof is about 1 mg/kg/day.
     18. The dosage form of Claim 13, further comprising a film coat in an amount about 2 to 3% of the total weight of the dosage form.
     19. A minocycline oral dosage form for the treatment of acne, comprising:

          45 mg of minocycline hydrochloride;
          108 mg of the matrix-forming polymer hydroxypropyl methylcellulose;
          197 mg of intragranular lactose;
          41 mg of extragranular lactose monohydrate; and
     wherein the dosage form provides a patient with about 1 mg/kg/day of the minocycline in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient and with a reduction in normal adverse vestibular side effects by a once daily administration of the dosage form.
     20. The dosage form Claim 19, further comprising 9 mg of silicon oxide and magnesium stearate, wherein the dosage form has a total core weight, without coating, of 400mg.

     21. A minocycline oral dosage form for the treatment of acne, comprising:
          135 mg of minocycline hydrochloride;
          94 mg of the matrix-forming polymer hydroxypropyl
          methylcellulose;
          121 mg of intragranular of lactose monohydrate;
          41 mg of extragranular lactose monohydrate; and
     wherein the dosage form provides a patient with about 1 mg/kg/day of the minocycline in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient and with a reduction in normal adverse vestibular side effects by a once daily administration of the dosage form.
     22. The dosage form of Claim 21, further comprising 9 mg of silicon oxide and magnesium stearate, wherein the dosage form has a total core weight, without coating, of 400mg.
     23. A kit comprising:
     the dosage form of claim 1; and
     information concerning the adverse side effects that may be caused by the dosage form.
     24. The kit of Claim 23, wherein the adverse side effects is selected from group consisting of one or more of: headache, fatigue, dizziness, pruritus, malaise, mood alteration, somnolence, urticaria, tinnitus, vertigo, dry mouth, and myalgia.
     25. The kit of Claim 24, further comprising additional information about one or more deleterious effects that may be caused by the dosage form, wherein the additional information is selected from the group consisting of: gastrointestinal disorders, blurred vision, autoimmune syndromes, and adverse renal reactions.
     26. The kit of Claim 25, further comprising instructions for administering the oral dosage form.
     27. A method of administering an oral dosage form for the treatment of acne comprising:

     (i) administering to a patient the oral dosage form, the oral dosage form comprising:
          minocycline or a pharmaceutically acceptable salt thereof; and
          a controlled release carrier that comprises a fast dissolving carrier and a slow dissolving carrier, wherein the fast dissolving carrier has an intragranular fast dissolving carrier, and an extragranular fast dissolving carrier, said controlled release carrier being present in the range from about 20% to about 30%, by weight based on the total weight of the oral dosage form;
     wherein the extragranular fast dissolving carrier and the slow dissolving carrier are at a weight ratio of 0.3 to about 0.5 of the extragranular fast dissolving carrier to the slow dissolving carrier, and wherein the minocycline or a pharmaceutically acceptable salt thereof is released in a slow, continuous release in the patient, without an initial load dose, and at a release rate in gastric fluid that is either about 25% to about 52% within 1 hour, about 53% to about 89% within 2 hours, and at least 90% within about 4 hours, or about 30% to about 52% within 1 hour, about 53% to about 84% within 2 hours, and at least 85% within about 4 hours; and
     wherein the oral dosage form administered, once daily, to the patient provides the patient with about 0.75 mg/kg/day to about 1.5 mg/kg/day of the minocycline or a pharmaceutically acceptable salt thereof that is effective to treat the acne with a reduced incidence of at least one adverse effect; and
     (ii) providing information to the patient, which information comprises results of performed clinical trials including a comparison of the oral dosage form to placebo with respect to an aspect of the at least one adverse effect.
     28. The method of Claim 27, wherein the weight ratio of extragranular fast dissolving carrier to slow dissolving carrier is 0.35 to 0.45.
     29. The method of Claim 27, wherein the weight ratio of extragranular fast dissolving carrier to slow dissolving carrier is 0.36 to 0.40.
     30. The method of Claim 27, wherein said intragranular fast dissolving carrier and said slow dissolving carrier are each in an amount greater than said extragranular fast dissolving carrier.

     31. The method of Claim 27, wherein the at least one adverse effect is selected from the group consisting of one or more: headache, fatigue, dizziness, pruritus, malaise, mood alteration, somnolence, urticaria, tinnitus, vertigo, dry mouth, and myalgia.
     32. The method of Claim 27, wherein the about 0.75 mg/kg/day to about 1.5 mg/kg/day is about 1.0 mg/kg/day of the minocycline or a pharmaceutically acceptable salt thereof.
     33. The method of claim 32, wherein the oral dosage form is selected from the group consisting of 45mg, 90mg, and 135 mg oral dosage forms.
     34. The method of Claim 27, wherein the controlled release carrier releases the minocycline or a pharmaceutically acceptable salt thereof so that the minocycline or a pharmaceutically acceptable salt thereof reaches Cmax in a person’s blood from about 3.2 hours to about 4.5 hours after administration.
     35. The method of Claim 27, wherein the acne is selected from the group consisting of acne vulgaris, acne rosacea, acne conglobata, acne fulminans, gram—negative folliculitis, and pyoderma faciale.
     36. A method of administering an oral dosage form for the treatment of acne comprising:
     selecting an oral dosage form from amongst at least 45mg, 90mg and 135mg dosage forms, the oral dosage form having an amount of minocycline;
          a matrix-forming polymer, the matrix-forming polymer being present in the range between 20% to 30% by weight based on the total weight of the oral dosage form;
          an intragranular lactose monohydrate; and
          an extragranular lactose monohydrate;
     administering to a patient the oral dosage form once daily, wherein the patient is provided with about 0.75 mg/kg to 1.5 mg/kg of the minocycline in a slow, continuous fashion, without an initial load dose, that effectively treats acne of the patient and with a reduction in adverse vestibular side effects by the once daily administration of the oral dosage form.
     37. The method of Claim 36, further comprising instructions for administering the oral dosage form.

     38. The method of Claim 36, wherein the matrix-forming polymer is hydroxypropyl methylcellulose.
     39. The method of Claim 38, wherein the hydroxypropyl methylcellulose is present in an amount of 108 mg for the 45mg and the 90 mg oral dosage forms, and present in an amount of 94 mg for the 135 mg oral dosage form.
     40. The method of Claim 38, wherein the hydroxypropyl methylcellulose is present in an amount about 26% to about 28% by weight based on the total weight of the oral dosage form when the oral dosage form is 45 mg or 90 mg.
     41. The method of Claim 38, wherein the hydroxypropyl methylcellulose is present in an amount about 22% to less than 25% by weight based on the total weight of the oral dosage form when the oral dosage form is in an amount of 135 mg.
     42. The method of Claim 36, wherein the weight ratio of extragranular lactose monohydrate to the matrix-forming polymer has a weight ratio of 0.35 to 0.45.
     43. The method of Claim 36, wherein when the oral dosage form is 45mg, the matrix-forming polymer is present in an amount of 108 mg, the intragranular lactose is present in an amount of 197 mg, and the extragranular lactose monohydrate is present in an amount of 41 mg, and wherein the oral dosage form provides a patient with about 1 mg/kg of the minocycline.
     44. The method of Claim 36, wherein when the oral dosage form is 135mg, the matrix-forming polymer is present in an amount of 94 mg, the intragranular lactose is present in an amount of 121 mg, and the extragranular lactose monohydrate is present in an amount of 41 mg, and wherein the oral dosage form provides a patient with about 1 mg/kg of the minocycline.

EXHIBIT D
Joint Dismissal Agreement
United States Court of Appeals for the Federal Circuit
2008-1373
IMPAX LABORATORIES, INC.,
Plaintiff-Appellant,
v.
MEDICIS PHARMACEUTICAL CORPORATION,
Defendant-Appellee.
Appeal from the United States District Court for the Northern District of California
in Case No. 08-CV-0253, Judge Maxine M. Chesney
JOINT DISMISSAL AGREEMENT
     Plaintiff-Appellant Impax Laboratories, Inc. and Defendant-Appellee Medicis Pharmaceutical Corporation stipulate to a voluntary dismissal of this appeal with prejudice under Federal Rule of Appellate Procedure 42(b) in view of the signed and effective License and Settlement Agreement effecting a settlement of the dispute. Each party shall bear its own costs and attorneys’ fees.

D-1

     A proposed order of this Court is attached.

Respectfully submitted,
Date:
Ron E. Shulman Roger J. Chin Jennifer Koh Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300 Attorneys for Plaintiff-Appellant Impax Laboratories, Inc.
Matthew D. Powers Weil Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065

Elizabeth Stotland Weiswasser
David Greenbaum
Peter Sandel
Jennifer H. Wu
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Attorneys for Defendant-Appellee
Medicis Pharmaceutical Corp.

D-2

United States Court of Appeals for the Federal Circuit
2008-1373
IMPAX LABORATORIES, INC.,
Plaintiff-Appellant,
v.
MEDICIS PHARMACEUTICAL CORPORATION,
Defendant-Appellee.
Appeal from the United States District Court for the Northern District of California
in Case No. 08-CV-0253, Judge Maxine M. Chesney
ORDER
     Upon consideration of the Joint Dismissal Agreement filed by the Parties to this Appeal,
IT IS ORDERED THAT:
     (1) The Appeal is DISMISSED with prejudice under Federal Rule of Appellate Procedure 42(b).
     (2) Each side shall bear their own costs.

FOR THE COURT

Date	Jan Horbaly Clerk
cc: Ron E. Shulman, Esq.
      Matthew D. Powers, Esq.

D-1